IMPORTANT NOTICE REGARDING THE UNIT CORPORATION EMPLOYEES' THRIFT PLAN BLACKOUT PERIOD AND YOUR RIGHTS TO TRADE COMMON STOCK DURING BLACKOUT PERIOD

November 28, 2005

TO:	ALL UNIT CORPORATION DIRECTORS AND EXECUTIVE OFFICERS
FROM:	MARK E. SCHELL, SENIOR VICE PRESIDENT AND GENERAL COUNSEL

The purpose of this notice is to inform you that the Unit Corporation Employees' Thrift Plan (the "Plan") will be entering a blackout period as a result of a change in the administrators of the Plan. The Plan is changing its administrator from Bank of Oklahoma to The Principle Group. Because you are a director or executive officer of Unit Corporation, please be aware that under the rules of the Securities and Exchange Commission the blackout of the Plan has a direct impact on your ability to trade Unit Corporation common stock.

The SEC rules provide that, during the blackout period, corporate insiders may no longer exercise stock options or trade certain employer securities held outside of the Plan.  Specifically, the insider trading provision prohibits corporate insiders from directly or indirectly purchasing, selling, acquiring or transferring any equity or derivative security of a publicly traded company that they acquired in connection with service or employment as a director or executive officer of that company.  Equities acquired in connection with the individual’s service as a director or officer are subject to the restriction, including securities acquired before the Sarbanes-Oxley Act was passed or before the company went public.  The restriction does not apply to securities of Unit Corporation that were not acquired in connection with your service as a director or officer.  However, you should note that there is a rebuttable presumption that any securities sold during a blackout period are not exempt from the rule (i.e., the individual corporate insider bears the burden of proving that the securities were not “acquired in connection with service or employment”).

The SEC’s rules provide a limited number of exemptions from the trading restriction.  If you would like more information regarding these exemptions, please contact me at 918 493 -7700.

KEY DATES:	PLAN BLACKOUT PERIOD BEGINS:	Tuesday, December 27, 2005
	PLAN BLACKOUT PERIOD ENDS*:	Wednesday, January 18, 2006

* Note that the company common stock in the plan will only be frozen through January 4, 2006.

Violations of the insider trading prohibition will allow an issuer or a security holder acting on behalf of an issuer to bring an action to recover the profits realized by the director or executive officer.  In addition, the SEC may bring an action, including civil injunction proceedings, cease-and-desist actions, civil penalties and all other remedies available to the SEC under the Exchange Act, including, in some cases, criminal penalties.

Please be aware that on November 25, 2005 current Plan participants and affected parties were informed of the blackout via United States first class mail.  A copy of the blackout notice provided to Plan participants and affected parties is attached hereto.

While we anticipate a smooth transition, you will be notified in the unlikely event that an extension of the blackout is needed.  Please direct any questions regarding this notice to me..

We are transferring our

retirement plan

services to The Principal®

[Picture of a pumping unit, drilling rig and two employees]

Unit Corporation is pleased to announce the transfer of the service provider for its Employees’ Thrift Plan (the “Retirement Plan”) to the Principal Financial Group® (The Principal®). Unit Corporation selected The Principal because it provides enhanced services to participants.

By changing service providers, the Retirement Plan will now have:

• New investment options

• 24/7 telephone and online access to retirement account information

• An educational magazine to help you plan for retirement and other financial endeavors

The following information highlights our plan transition and contains important information concerning the account. Please keep this information for future reference.

[Unit Logo]

Easy Plan Transition

In the upcoming weeks, we’ll work with a specialized team from The Principal that is already working closely with Bank of Oklahoma, the current retirement plan service provider, to help ensure a smooth transition with minimal disruptions.

HIGHLIGHTS SUMMARY

The following highlights the dates that are important to you and what they mean. More detail regarding each is discussed later in this notice.

Until 12/27/05 you can

• Change the investments in the account

• Receive distributions and withdrawals

• Change your salary deferral amounts

You should also look at the way the funds will be transferred from the current accounts into the new designated accounts (this process is generally referred to as “mapping”). If you do not wish for the funds to transfer as planned under the mapping method outlined on page 4, you should consider moving the funds into an existing account that will transfer the funds into an account consistent with your desire.

From 12/27/05 - 1/4/06

• Unit Corporation stock in the plan will be frozen and you may not take any action with regard to the stock.

From 12/27/05 - 1/18/06

• All accounts in the plan will be frozen, excluding Unit Corporation stock, and you may not take any action with regard to the funds.

• Your normal salary deferral amounts will continue to be deducted from your paycheck and will be deposited into the plan in the manner you last designated before the blackout started.

1

Step One

BLACKOUT PERIOD

In order to transition to The Principal, our new service provider, it’s necessary to suspend the following actions for the blackout period (which is described below):

• Changes in investment choices for new contributions

• Transfers of existing balances among investment options

• Plan distributions and withdrawals

• Changes in salary deferral amounts

• Divisions of plan accounts in connection with a divorce or other domestic relations proceedings

These activities will be paused beginning December 27, 2005, and will resume January 18, 2006. Employees that wish to sell Unit Corporation stock during the blackout period will be able to do so, prior to the end of the blackout period, beginning January 4, 2006. Please contact the Principal Financial Group at 1-800-547-7754 to request the necessary form be sent. Once completed, it may be faxed to The Principal. The sale will take place once the form has been received and verified at The Principal. (Proceeds from the trade will be invested in a money market account until the blackout period is over, when the proceeds will be invested according to employee direction on the submitted form.)

This period, during which you will be unable to exercise these rights described on the previous page, is called a blackout period. Whether or not you are planning retirement in the near future, we encourage you to carefully consider how this blackout period may affect your retirement planning, as well as your overall financial plan.

During the blackout period, except as noted in italics on page 2, you will be unable to direct or diversify the retirement funds held in the retirement account. For this reason, it is very important that you review and consider the appropriateness of your current investment option elections in light of your inability to direct or diversify those investment options during the blackout period. For your long-term retirement security, you should give careful consideration to the importance of a well-balanced and diversified investment portfolio, taking into account all your assets, income, and investments. You should be aware that there is a risk to holding substantial portions of your assets in the securities of any one company, as individual securities tend to have wider price swings, up and down, in short periods of time, than investments in diversified investment options. Stocks that have wide price swings might have a large loss during the blackout period, and you would not be able to direct the sale of such stocks from the account during the blackout period. The February 15, 2005, NASD Investor Alert indicates that the majority of financial professionals believe that an adequately diversified portfolio should have no more than 10% to 20% of total assets in company stock. For more information regarding investment options that may hold Unit Corporation stock, please refer to the prospectuses or visit http://www.principal.com/retirement/transition/UnitCorporation/. Additional information regarding the new investment options available, including performance information, can be found at http://www.principal.com/retirement/transition/UnitCorporation/. This retirement plan fully intends to be 404(c) compliant.

If you have any questions regarding the blackout period, or this notice, please contact:

Jonna Wilkinson

Unit Corporation

7130 S. Lewis, Suite 1000

Tulsa, OK 74170-2500

918-493-7700

You Should Know...

If you’d like to perform any of the transactions mentioned on the previous page before December 27, 2005, you must submit your request to Bank of Oklahoma no later than December 26, 2005. You may initiate these transactions either via voice direct at 1-800-686-9457 or at www.startright.bokf.com. You will need your PIN in order to access your account at Bank of Oklahoma. If you have lost or forgotten your PIN, please call Bank of Oklahoma at 1-800-686-9457. Neither Unit Corporation nor The Principal has your PIN on file.

During the Blackout Period:

• Payroll deductions for contributions will continue to be withheld and submitted.

• Existing plan retirement funds will continue to be invested with Bank of Oklahoma until the actual date of the plan transfer when the assets are transferred to The Principal.

Step Two

INVESTMENT OPTIONS

With the transition to The Principal, the plan will have new investment options available for you to direct your contributions. Investment options will automatically transfer as follows:

Current Investment Options	New Investment Advisors	Mapped to Investment Options
Allianz CCM Capital Appreciation I Fund	Columbus Circle Investors	LargeCap Growth Sel Fund A, 23
American Funds Growth Fund R3 Fund	Columbus Circle Investors	LargeCap Growth Sel Fund A, 23
American Funds Washington R3 Fund	Alliance Capital Management (Bernstein)	LargeCap Value Sel Fund A
American Beacon SmallCap Value Plan Fund	Principal Global Investors	SmallCap Value Sel Fund *, A, 2
American Performance Cash Management	N/A	Fixed Income Option 401(a)/401(k) A,1
Dodge & Cox Balanced Fund	Principal Global Investors	Principal Investors LifeTime Sel Fund 2030A
Fidelity Adv Mid Cap T Fund	Principal Global Investors	MidCap S&P 400 Index Sel Fund A, 3, 12
Hotchkis Wiley Mid Value A Fund	Goldman Sachs/LA Capital Management	MidCap Value I Sel Fund A, 14
Neuberger Berman Genesis Tr Fund	Neuberger Berman Management Inc.	Neuberger Berman Genesis Tr Fund*, 2
Neuberger Berman Part Tr Fund	Neuberger Berman Management Inc.	Neuberger Berman Partners Adv Fund
PIMCO Total Return Administrative Fund	PIMCO	PIMCO Total Return Admin Fund
T. Rowe Price New Horizon Fund	Fidelity Management & Research	Fidelity Advisor Small Cap T Fund 2
Unit Corporation Fund (in-kind transfer)	N/A	Unit Corporation Stock Fund*
Vanguard 500 Index Fund	Principal Global Investors	LargeCap S&P 500 Index Sel Fund A, 3, 10
Vanguard Long-Term Investment Grade Fund	PIMCO	PIMCO Total Return Admin Fund

*These investment options have a portion of their assets held in Unit Corporation stock as of 9/30/05. Please consider this as part of your overall asset allocation strategy, as you may also be invested in Unit Corporation stock as a single security within the retirement plan.

The mapping strategy above is a temporary plan to accommodate the transition process. You are strongly encouraged to reexamine your previous investment elections considering the new investment options available, as well as your time horizon, risk tolerance, and estimated financial needs at retirement. Beginning once the transfer of retirement funds is complete, you’ll be able to transfer retirement plan contributions into any of the new investment options available, including both the investment options listed above under “Mapped to Investment Options” and any of the following:

Investment Advisors	Additional Investment Options
American Funds	American Funds Growth Fund of America R3 Fund
Dodge & Cox	Dodge & Cox International Stock Fund 6
Dreyfus	Dreyfus Bond Market Index Inv Fund 3
Principal Global Investors	LargeCap S&P 500 Index Sel Fund A, 3, 10
Mellon Equity	MidCap Growth I Sel Fund A, 22
Principal Global Investors	Principal Investors LifeTime Strategic Income Sel Fund A
Principal Global Investors	Principal Investors LifeTime 2010 Sel Fund A
Principal Global Investors	Principal Investors LifeTime 2020 Sel Fund A
Principal Global Investors	Principal Investors LifeTime 2040 Sel Fund A
Principal Global Investors	Principal Investors LifeTime 2050 Sel Fund A

You Should Know...

If you’d like to redirect retirement funds or change your current investment direction based on the investment strategy listed in the chart, you need to do so by December 27, 2005.

Step Three

TRANSFER COMPLETE

Once the transition is complete, you’ll receive additional information and will have full access to retirement account information. The first step to accessing retirement account information with The Principal following the transition period is establishing a personal identification number (PIN) by calling 1-800-547-7754, or a password by visiting www.principal.com. Once you establish your PIN/password, you can do the following and more:

• Access the retirement account information

• Change future investment direction and contribution percentage

• Transfer existing retirement funds among the available investment options

• Request distributions and withdrawals

Important Dates to Remember

12/26/05

Last day to do the following:

• Change investment direction choices for new contributions

• Transfer existing retirement funds among investment options

• Request distributions and withdrawals

• Change salary deferral amounts

1/3/06

Retirement funds will transfer from Bank of Oklahoma to The Principal.

1/4/06*

Access to sell Unit Corporation stock available. Please see italicized information on page 2.

1/18/06*

The transition process will be complete, and you will have full access to retirement account information.

*This date depends on the accurate and timely transfer of data between Bank of Oklahoma and The Principal. Delays in the transfer of data could change this date and lengthen the transition process.

As allowed by their prospectuses, several mutual fund companies have decided to impose redemption fees and/or transfer restrictions on certain plan and/or participant transactions. One or more of the investment options in the retirement plan may be impacted. For more information, visit us at The Principal Retirement Service Center® at www.principal.com.

Before investing in mutual funds, investors should carefully consider the investment objectives, risks, charges and expenses of the funds. This and other information is contained in the free prospectus, which can be obtained by contacting us at

1-800-547-7754. Please read the prospectus carefully before investing.

Insurance products and plan administrative services are provided by Principal Life Insurance Company. Principal Investors Fund is distributed by and securities are offered through Princor Financial Services Corporation, 1-800-247-4123, member SIPC. Princor® and Principal Life are members of the Principal Financial Group, Des Moines, IA 50392.

©2005 Principal Financial Services, Inc.

#8826112007 CP 1905 11/05

A. Foundation Options include Principal or Principal Partners mutual funds (Funds) of the Principal Investors Fund series. Principal Investors

Fund is distributed by and securities are offered through Princor Financial Services Corporation (Princor®), member SIPC, 1-800-247-4123.

Princor is a member of the Principal Financial Group, Des Moines, IA 50392. See the Principal Investors Fund, Inc. prospectus for the full name of each Fund.

1. Principal Fixed Income Option is the Group Annuity Contract - Custodial Guaranteed Fund Contract available through Principal Life

Insurance Company, a member of the Principal Financial Group, Des Moines, Iowa, 50392.

2. This investment option is subject to more fluctuation in value than other investment options with stocks of larger, more stable companies.

3. Each index-based investment option is invested in the stocks of the index it tracks. Performance of indexes reflects the unmanaged result for the market segment the selected stocks represent. There is no assurance an index-based investment option will match the performance of the index tracked.

6. This investment option is subject to additional risk due to fluctuating exchange rates, foreign accounting and financial policies, and other economic and political environments.

10. S&P 500 is a trademark of The McGraw-Hill Companies, Inc. and has been licensed for use by Principal Life Insurance Company and

Principal Management Corporation. The product is not sponsored, endorsed, sold, or promoted by Standard & Poor’s and Standard &

Poor’s makes no representation regarding the advisability of investing in the product.

12. S&P MidCap 400 is a trademark of The McGraw-Hill Companies, Inc. and has been licensed for use by Principal Life Insurance Company and Principal Management Corporation. The product is not sponsored, endorsed, sold, or promoted by Standard & Poor’s and Standard &

Poor’s makes no representation regarding the advisability of investing in the Product.

14. Effective October 3, 2005, LA Capital was added as an additional sub-advisor. Performance results displayed reflect all sub-advisors managing this portfolio during the time periods displayed.

22. Effective December 31, 2004, references to The Dreyfus Corporation as investment advisor will be replaced with Mellon Equity. This is a name change only and does not affect the management, objective, or strategy of this investment option.

23. Effective 01/05/2005, this portfolio is sub-advised by Columbus Circle Investors. Prior to 01/05/2005, the portfolio was sub-advised by

Principal Global Investors.